Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO

SHAREHOLDERS’ AND REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1 to the Shareholders’ and Registration Rights Agreement (this “Amendment”) is made as of June 6, 2016 by and among WL Ross Holding Corp. (“WLRH”), WL Ross Sponsor LLC (“WLRS”) and Nexeo Holdco, LLC (together with WLRH and WLRS, the “Parties”).  For purposes of this Amendment, capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement (defined below).

RECITALS

WHEREAS, the Parties have entered into that certain Shareholders’ and Registration Rights Agreement, dated as of March 21, 2016 (the “Agreement”); and

WHEREAS, the Parties wish to amend the Agreement by this Amendment as set forth herein.

AGREEMENT

NOW, THEREFORE, the Parties hereby agree that the Agreement is amended by this Amendment as follows:

1.              The final paragraph of Section 3.2(b)(ii) of the Agreement is hereby amended to read as follows:

“The initial term of the class I directors shall expire immediately following the Company’s 2017 annual meeting of stockholders at which directors are elected. The initial term of the class II directors shall expire immediately following the Company’s 2018 annual meeting of stockholders at which directors are elected. The initial term of the class III directors, if any, shall expire immediately following the Company’s 2019 annual meeting at which directors are elected.”

2.              Sections 3.2(c) and 3.2(d) of the Agreement are hereby amended and restated in their entirety to read as follows:

(c)          TPG Representation. For so long as TPG holds at least the percentage of Common Stock (on a fully diluted basis, but excluding Common Stock issuable upon the exercise of any warrants to purchase Common Stock that were issued in connection with the Company’s IPO (the “IPO Warrants”)) shown below, the Company shall, and the Sponsors shall take all Necessary Action to, include in the slate of nominees recommended by the Board of Directors for election as directors at each applicable annual or special meeting of shareholders at which directors are to be elected that number of individuals designated by TPG that, if elected, will result in TPG having the number of directors serving on the Board of Directors that is shown below.

Percent of Common Stock Owned	Number of TPG Directors

7.5% or greater	2

3% or greater, up to 7.5%	1

(d)         WLRS Representation. For so long as WLRS holds at least the percentage of Common Stock (on a fully diluted basis, but excluding Common Stock issuable upon the exercise of the IPO Warrants) shown below, the Company shall, and the Sponsors shall take all Necessary Action to, include in the slate of nominees recommended by the Board of Directors for election as directors at each applicable annual or special meeting of shareholders at which directors are to be elected that number of individuals designated by WLRS that, if elected, will result in WLRS having the number of directors serving on the Board of Directors that is shown below.  In the event that WLRS shall be entitled to designate only one director, such director may be, but shall not be required to be, an “independent director” under the NASDAQ listing standard.

Percent of Common Stock Owned	Number of WLRS Directors

7.5% or greater	2

3% or greater, up to 7.5%	1

3.              TPG hereby consents to, and waives any further right to consent to pursuant to the Agreement, any issuance of Common Stock or transfer by WLRS of any Exchange Shares or Founder Shares, to any Person contemplated pursuant to Schedule 5.10(c) of the Merger Agreement, as amended (the “Investors”), including, for the avoidance of doubt, that the terms of the Agreement shall not apply or attach to any such Exchange Shares or Founder Shares transferred by WLRS to any Investor.

For the avoidance of doubt, the Sponsors hereby consent to the terms of that certain: (i) Commitment Agreement, dated June 6, 2016, entered into by the Company, WLRS and Park West Investors Master Fund, Limited; (ii) Commitment Agreement, dated June 6, 2016, entered into by the Company, WLRS and Park West Partners International, Limited; (iii) Commitment Agreement, dated June 6, 2016, entered into by the Company, WLRS and First Pacific Advisors, LLC, on behalf of one or more clients; (iv) Subscription Agreement, dated May 23, 2016, entered into by the Company, WLRS, and First Pacific Advisors, LLC, on behalf of one or more clients; (v) Registration Rights Agreement, dated May 23, 2016, entered into by WLRS, the Company and First Pacific Advisors, LLC, on behalf of one or more clients; (vi) Subscription Agreement, dated May 9, 2016, entered into by the Company and Fidelity Select Portfolios: Chemicals Portfolio, Fidelity Advisor Series I: Fidelity Advisor Value Fund, Fidelity Capital Trust: Fidelity Value Fund, Fidelity Select Portfolios: Materials Portfolio, Fidelity Central Investment Portfolios LLC: Fidelity Materials Central Fund, and Variable Insurance Products

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Fund IV: Materials Portfolio; (vii) Subscription Agreement, dated May 6, 2016, entered into by the Company and MFS Series Trust X on behalf of MFS Global Alternative Strategy Fund, MFS Series Trust on behalf of MFS New Discovery Fund and MFS Variable Insurance Trust on behalf of MFS New Discovery; (viii) Agreement for Subscription of Shares in lieu of Certain Advisor Fees, dated June 6, 2016, entered into by the Company and Credit Suisse Securities (USA) LLC; (ix) Agreement for Subscription of Shares in lieu of Certain Advisor Fees, dated June 6, 2016, entered into by the Company and Deutsche Bank Securities, Inc.; (x) Agreement for Subscription of Shares in lieu of Certain Advisor Fees, dated June 6, 2016, entered into by the Company and Merrill Lynch, Pierce, Fenner & Smith, Incorporated; (xi) Agreement for Subscription of Shares in lieu of Certain Advisor Fees, dated June 6, 2016, entered into by the Company and Lazard Freres & Co. LLC; (xii) Agreement for Subscription of Shares in lieu of Certain Advisor Fees, dated June 6, 2016, entered into by the Company and Skadden, Arps, Slate, Meagher & Flom LLP; and (xiii) Agreement for Subscription of Shares in lieu of Certain Advisor Fees, dated June 6, 2016, entered into by the Company and Kirkland & Ellis LLP or its affiliates.

4.              Except as expressly amended hereby, the Agreement shall remain in full force and effect.

5.              This Amendment and any related dispute shall be governed by and contributed in accordance with the laws of the State of Delaware.

6.              This Amendment and the Agreement constitutes the full and entire understanding and agreement between the Parties with regard to the subject hereof.

7.              This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

8.              A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Amendment as well as any facsimile, telecopy or other reproduction hereof.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties to this Amendment have executed this Amendment as of the date first written above.

WL ROSS HOLDING CORP.

By:	/s/ Wilbur L. Ross, Jr.
Name:	Wilbur L. Ross, Jr.
Title:	Chairman and Chief Executive Officer

WL ROSS SPONSOR LLC

By:	/s/ Wilbur L. Ross, Jr.
Name:	Wilbur L. Ross, Jr.
Title:	Manager

SIGNATURE PAGE TO AMENDMENT 1 TO

STOCKHOLDERS’ AND REGISTRATION RIGHTS AGREEMENT

NEXEO HOLDCO, LLC

By:	/s/ Michael B. Farnell, Jr.
Name:	Michael B. Farnell, Jr.
Title:	Executive Vice President and
Chief Legal Officer

SIGNATURE PAGE TO AMENDMENT 1 TO

STOCKHOLDERS’ AND REGISTRATION RIGHTS AGREEMENT